Exhibit 99.1

IDENTIV APPOINTS SANDRA WALLACH AS CHIEF FINANCIAL OFFICER

FREMONT, Calif., February 16, 2017 —Identiv, Inc. (NASDAQ: INVE) today announced that effective February 16, 2017, Sandra Wallach has been appointed Chief Financial Officer (CFO) of Identiv. She will be responsible for all accounting and finance functions at the Company. In the role, Sandra Wallach follows Steven Finney, who has been serving as Interim CFO since November 2015.

“Sandra’s strong operational experience as a CFO and finance leader make her a great addition to the Identiv team. Having implemented the business realignment and re-established growth in our core business, our mission is to accelerate our drive to market leadership. Highly experienced financial leadership with proven strengths in team building and support of metric-driven business results is critical to Identiv’s progress. Her appointment supports our financial strategy, growth initiatives and ongoing business optimization, and we believe that her leadership will benefit Identiv and our stockholders,” said James Ousley, Chairman of Identiv’s Board of Directors and Chair of the Audit Committee.

“We’re excited to welcome Sandra to our team. Her background in defining and implementing best in class business and organizational processes, while operating lean and efficiently throughout growth cycles, are ideally aligned with the business we’re building. She brings deep experience with companies our size and beyond to maintain our financial credibility, transparency, and reliability, even as we expand. Her technical skills, organizational leadership, integrity, and drive to succeed are core elements to enable the rest of our team to focus on execution and achieving the full potential of our business opportunity,” said Steven Humphreys, Identiv Chief Executive Officer.

“I’m excited by the opportunity to be working with Steve and the Identiv team,” said Sandra Wallach, Identiv Chief Financial Officer. “The market for security technology is more dynamic than ever, and I am looking forward to making the finance function a key differentiator in supporting the company to take advantage of the market opportunity in front of us.”

Prior to joining Identiv, Ms. Wallach was the VP Finance for MiaSole, a thin film solar technology company, where she was responsible for all aspects of accounting, insurance, valuations, treasury, audit, and financial planning and analysis, as well as CFO for subsidiary Global Solar. Prior to that, she served as CFO of San Francisco-based UBM Tech, a wholly owned subsidiary of UBM LLC, and VP Finance at Juniper Networks (from 2008—2011) as well as holding different financial management positions with Intuit (2003—2007). Before joining Intuit, Ms. Wallach served as CFO of General Electric’s (GE) Industrial Systems, Drives & Controls division. Previously, she held a range of financial and management positions since joining GE in 1986. Ms. Wallach holds a B.A. in Economics and Public Policy from the University of California at Berkeley. She is a certified Six Sigma Master Black Belt (GE), certified in Change Management (DMAIC, DFSS), and has been nominated to serve as Corporate Leader in Diversity, on Women’s Networks, and in Community Service.

Sandra Wallach takes over the role from Steven Finney, who has served as the Company’s Interim CFO since November 18, 2015. Mr. Finney will support the transition and has agreed to be available during the year-end audit.

“At the same time, I want to take the opportunity to sincerely thank Steve for his dedication and contribution in multiple Finance roles at Identiv, especially as Interim CFO,” added Mr. Humphreys. “Steve has played a pivotal leadership role in turning around the Company to refocus on the core business, streamlining the Company’s operating structure, regaining financial compliance, re-financing our debt, and supporting the team through extremely challenging times. His positive impact is underscored by the return to positive adjusted EBITDA in the third quarter of 2016.”

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About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “looking forward”, “believes”, “will”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, the benefits of the Company’s products, the Company’s beliefs regarding the strength of its business and that of the industry, market positioning and opportunity, growth in market share, and the Company’s beliefs regarding the impact of its management team, is a forward-looking statement. Forward-looking statements are only predictions and are subject to several risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the financial close process and audit of the Company’s financial statements, the

Company’s ability to continue the momentum in its business, the level of customer orders, the success of its dealer channels, the strength of the IoT market, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com